EXECUTION COPY

AMENDMENT NO. 6 dated as of April 30, 2004 (this “Amendment”) to the Credit, Security, Guaranty and Pledge Agreement dated as of June 20, 2000, as amended, among First Look Media, Inc. (formerly known as Overseas Filmgroup, Inc.) (the “Borrower”), the Guarantors named therein, the Lenders referred to therein, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent (in its capacity as such, the “Administrative Agent”) and as Issuing Bank (in its capacity as such, the “Issuing Bank”) (as the same has been amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).

INTRODUCTORY STATEMENT

          The Borrower has requested that the Administrative Agent and the Lenders agree to a modification of Section 6.19 of the Credit Agreement. The Borrower, the Lenders and the Administrative Agent have agreed to amend Section 6.19 and to make certain other amendments to the Credit Agreement, all on the terms and subject to the conditions set forth herein.

          Accordingly, the parties hereto hereby agree as follows:

          Section 1.     Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

          Section 2.     Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

           (A)      Section 1 of the Credit Agreement is hereby amended as follows:

                     (1)      The definition of "Applicable Margin" is hereby amended in its entirety to read as follows:

                                 "Applicable Margin" shall mean for Alternate Base Rate Loans and Eurodollar loans the following amounts during each of the following periods:

Alternate Base Rate Loan	Eurodollar Loan

From June 20, 2000 through and including the day immediately preceding the Amendment No. 6 Effective Date	1%	2%

From the Amendment No. 6 Effective Date through and including June 30, 2004	1¼	2¼

From July 1, 2004 through and including September 30, 2004	1½	2½

From October 1, 2004 through and including December 31, 2004	1¾	2¾

From January 1, 2005 through and including March 31, 2005	2%	3%

From and after April 1, 2005	2¼	3¼

                      (2)      Paragraph (c) of the definition of “Borrowing Base” is amended in its entirety to read as follows:

                                “(c)(1)      the following amount determined in accordance with the appropriate reference period:

From October 1, 2003 to the Amendment No. 6 Effective Date	The lesser of (i) 8,000,000 or (ii) 35% of the Library Credit

Subsequent to the Amendment No. 6 Effective Date	The lesser of (i) $3,500,000 or (ii) 17½ of the Library Credit; plus

                                 (c)(2)      100% of the amount that may be drawn under the Controlling Shareholder’s Letter of Credit; plus”.

                      (3)     The definition of “Consolidated Net Worth” is hereby amended by deleting from the second line the parenthetical “(including the Overseas Equity Offering)” and inserting in its place the following parenthetical: “(including, but not limited to, retained surplus and retained deficits)".

           (B)        The following new definitions are hereby added to Section 1 of the Credit Agreement in the correct alphabetical order:

                      (1)      “‘Amendment No. 6’ shall mean that certain Amendment No. 6 dated as of April _____, 2004 to this Credit Agreement.”

                      (2)      “‘Amendment No. 6 Effective Date’ shall mean date on which Amendment No. 6 becomes effective in accordance with its terms.”

                      (3)      “‘Controlling Shareholder’ shall mean George K. Cooney and his successors and assigns.”

                      (4)      “‘Controlling Shareholder's Letter of Credit’ shall mean that certain letter of credit in the amount of $3,500,000, in the form set forth as Exhibit A to Amendment No. 6 issued by JPMorgan Chase Bank to the Administrative Agent.”

                      (5)      “‘Controlling Shareholder’s Subordinated Participation’ shall have the meaning set forth in Section 14.1 hereof.”

                      (6)      “‘Junior Creditor’ shall mean the holder of the Controlling Shareholder’s Subordinated Participation.”

                     (7)      “‘Junior Oblations’ shall mean the obligation of the Borrower to repay the principal of, and accrued interest on, the Controlling Shareholder’s Subordinated Participation.”

                     (8)      “‘Senior Obligations’ shall mean all Obligations other than the Junior Obligations.”

           (C)      Section 2.5 of the Credit Agreement is hereby amended by adding the following additional paragraph (d):

                                “(d)      On each date set forth below, the Borrower agrees to pay to the Administrative Agent for the account of each Lender in accordance with its Percentage the percentage of the Total Commitments set forth below opposite the applicable date:

Percentage of Total Commitments

Amendment No. 6 Effective Date	¼ of 1%

July 1, 2004	¼ of 1%

January 1, 2005	½ of 1%

           (D)      Section 6.19 of the Credit Agreement is hereby amended in its entirety to read as follows:

                      “Section 6.19. Consolidated Net Worth. Permit Consolidated Net Worth to be less than negative $3,250,000.”

           (E)      The following new Article 14 is hereby added to the Credit Agreement:

“14.      CONTROLLING SHAREHOLDER’S SUBORDINATED PARTICIPATION

                                 Section 14.1.     Sale and General Terms of Participation Upon A Drawing Under the Controlling Shareholder's Letter of Credit.

           (a)      The net proceeds received by the Administrative Agent from a drawing under the Controlling Shareholder’s Letter of Credit shall not be applied to repay Obligations but shall instead be treated as the purchase price for the sale of a subordinated participation in the Obligations from the Administrative Agent and the Lenders to the Controlling Shareholder. If the outstanding principal amount of the Loans exceeds such net proceeds, the subordinated participation shall be in the unpaid principal. If the drawing exceeds the aggregate outstanding principal amount, the excess amount shall be deemed a purchase of a subordinated participation in other Obligations. Such subordinated participation in the Obligations shall be purchased at the face amount and shall be hereinafter referred to as the “Controlling Shareholder’s Subordinated Participation”.

           (b)      The purchase and sale of the Controlling Shareholder’s Subordinated Participation shall be automatic and shall not require any action on behalf of the Controlling Shareholder or on behalf of the Lenders. Such purchase and sale shall be pro rata among all of the Lenders. To the extent that such purchase and sale is of the outstanding principal amount of the Loans, the Administrative Agent shall give notice to each of the Lenders and each Lender shall annex to its Note the notice from the Administrative Agent which memorializes the amount of the subordinated participation being purchased in that Note.

           (c)      Such purchase and sale shall be without any representation, warranty or recourse to the Administrative Agent or the Lenders; provided, however, that each Lender makes a representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claims. The assigning Lender makes no representation or warranty and assumes no responsibility with regard to any of the statements, warranties or representations made in or in connection with any Fundamental Document or as to the execution, legality, validity, enforceability, genuineness or sufficiency or value thereof or of any instrument or documentation furnished pursuant thereto.

           (d)      Once all of the Senior Obligations have been paid in full, each of the Lenders shall, if requested by the Controlling Shareholder and at the expense of the Controlling Shareholder, endorse its Note without representation, warranty or recourse to the Controlling Shareholder and deliver such Note to the Administrative Agent for delivery to the Controlling Shareholder. At that point in time, the Credit Parties and the Controlling Shareholder agree that the Administrative Agent may immediately resign notwithstanding any provisions to the contrary contained in the Credit Agreement and that the Administrative Agent and the Issuing Bank shall continue to be entitled to all of the indemnities provided in the Credit Agreement as secured Lenders with regard to all matters relating to periods or actions taken prior to their resignation. To the extent that there are any Letters of Credit outstanding at the time of a drawing under the Controlling Shareholder’s Letter of Credit, cash received by the Administrative Agent subsequent to such drawing shall be used first to provide cash collateral for such Letters of Credit.

           (e)      Notwithstanding any provisions to the contrary in the Credit Agreement, the Junior Creditor shall not be entitled to any right of consent or to vote under the Credit Agreement or to receive any payments with regard to accrued interest and fees or other amounts applicable to the Controlling Shareholder’s Subordinated Participation until all of the Senior Obligations shall have been paid in full.

           (f)      The Borrower acknowledges that the Total Commitments shall terminate upon the drawing under the Controlling Shareholder’s Letter of Credit and that subsequent thereto neither the Administrative Agent, the Issuing Bank nor the Lenders shall be obligated to provide any additional credit whatsoever to the Credit Parties.

                     Section 14.2.     Agreement to Subordinate. The Junior Creditor agrees that the Junior Obligations are and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations. Interest on the Controlling Shareholder’s Subordinated Participation shall accrue in accordance with the provisions of Section 2.4 hereof, but no payment of principal or interest or any other amounts shall be made with respect to the Junior Obligations until all of the Senior Obligations have been paid in full. Any payment of principal of, or interest on, the Loans or any other amounts with regard to Obligations received or collected by the Administrative Agent, any Lender or the Junior Creditor shall be allocated first entirely to the Senior Obligations until the Senior Obligations are paid in full and only thereafter allocated to the Junior Obligations. The expressions “prior payment in full”, “payment in full”, “paid in full” or any other similar term or phrase when used herein with respect to the Senior Obligations shall mean the payment in full, in cash, of all of the Senior Obligations.

                     Section 14.3.     Restrictions on Payment of the Junior Obligations. The Junior Creditor shall not ask, demand, sue for, take or receive, directly or indirectly, from any Credit Party, in cash or other property, by setoff, by realizing upon the Collateral, foreclosing on any lien or otherwise, by exercise of any remedies or rights under this Credit Agreement or by executions, garnishments, or in any other manner, payment of, or additional security for, all or any part of the Junior Obligations unless and until the Senior Obligations shall have been paid in full. The Credit Parties will not make any payment of the Junior Obligations, or take any other action, in contravention of the provisions of this Article 14.

                     Section 14.4.     Additional Provisions Concerning Subordination. The Junior Creditor and-the Credit Parties agree as follows:

                      (a)      In the event of (x) any dissolution, winding-up, liquidation or reorganization of a Credit Party (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of-creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding-up of the Credit Party, whether involving insolvency or bankruptcy, or any other marshalling of the assets and liabilities of the Credit Party or otherwise), or (y) any Event of Default or an event that with notice or passage of time would constitute an Event of Default, or any default, demand for payment or acceleration of maturity regarding the Junior Obligations:

                                 (i)      all Senior Obligations shall first be paid in full to the Administrative Agent for the benefit of the holders of the Senior Obligations before any payment or distribution is made upon the principal of, interest on, or any fees, costs, charges or expenses in connection with, the Junior Obligations; and

                                 (ii)      to the extent necessary to pay in full all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution to the holders of the Senior Obligations, any payment or distribution of assets of a Credit Party, whether in cash, property or securities to which the Junior Creditor would be entitled except for the provisions hereof, shall be paid or delivered by the Credit Patty, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to the Administrative Agent to be applied to outstanding Senior Obligations before any payment or distribution is made upon the Junior Obligations.

                      (b)      In any proceeding referred to or resulting from any event referred to in subsection (a) of this Section 14.4 commenced by or against the Borrower:

                                (i)      The Administrative Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the Junior Creditor or otherwise), but shall have no obligation to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 14.4 and give acquittance therefor, (B) file claims and proofs of claim in respect of the Junior Obligations and (C) take such other action as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent and the Lenders.

                                 (ii)      The Junior Creditor will duly and promptly take such action as the Administrative Agent may reasonably request to collect the Junior Obligations for the account of the holders of the Senior Obligations and to file appropriate claims or proofs of claim with respect thereto, to execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable it to enforce any and all claims with respect to the Junior Obligations, and to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Junior Obligations.

                     (c)      All payments or distributions upon or with respect to the Junior Obligations that are received by the Junior Creditor contrary to the provisions of this Article 14 shall be deemed to be the property of the holders of the Senior Obligations, shall be received in trust for the benefit of the holders of the Senior Obligations, shall be segregated from other funds and property held by the Junior Creditor and shall be forthwith paid over to the Administrative Agent for the benefit of the holders of the Senior Obligations in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligation until the Senior Obligations shall have been paid in full.

                     (d)      The subordination provisions contained herein are for the benefit of each holder of Senior Obligations and may not be rescinded, modified or cancelled at any time without the prior written consent of all holders.

                     (e)      So long as the Junior Obligations remains outstanding, the Junior Creditor agrees not to assert any direct right of legal redress against a Credit Party with respect to the Junior Obligations. The Junior Creditor hereby authorizes the Administrative Agent to take legal action to enforce or protect their interest with respect to the Senior Obligations as it may from time to time see fit.

                     (f)      Any holder of Senior Obligations may at any time or from time to time grant to others assignments or participations in the Loans pursuant to the terms of Section 13.3 hereof. Any such assignment or participation shall continue to be treated as a Senior Obligation of the Credit Parties and any holder of such an assignment or participation shall be entitled to the benefits of the subordination set forth in Section 14.2 above. The Junior Creditor will not sell, assign or otherwise dispose of the Junior Obligations or any portion thereof, or grant any subparticipation therein, without the prior written consent of the Required Lenders.”

           (F)      Schedule 1.2 to the Credit Agreement is hereby amended to add the following additional Acceptable Obligors:

Allowable Amount

Video Products Distribution Inc.	Domestic	$250,000

Ventura Distribution	Domestic	$250,000

Polyphony	Foreign	$250,000

           Section 3.     Amount of Total Commitment. The Borrower and the Lenders acknowledge that, as of the date hereof, the amount of the Total Commitments is $14,500,000.

           Section 4.      Limited Waiver. The Administrative Agent and the Lenders hereby waive any Default or Event of Default existing as of the Effective Date hereof due to the failure by the Borrower to comply between December 31, 2003 and the Effective Date with provisions of Section 6.19 of the Credit Agreement in effect prior to the Effective Date.

           Section 5.     Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of the following conditions precedent and the representations and warranties in Section 6 hereof being true and correct (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

           (A)      the receipt by the Administrative Agent of (i) counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor, the Administrative Agent, the Issuing Bank and the Lenders that, in the aggregate, hold the minimum percentage of the aggregate Credit Exposure required pursuant to Section 13.11 of the Credit Agreement, (ii) the Controlling Shareholder’s Letter of Credit, and (iii) $36,250, being the fee payable pursuant to Section 2.5(d) of the Credit Agreement, as amended hereby, on the Amendment No. 6 Effective Date; and

           (B)      all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent.

           Section 6.     Representations and Warranties. Each Credit Party represents and warrants that:

           (A)      after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

           (B)      after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

          Section 7.     Reservation of Rights. Except as otherwise set forth herein, this Amendment shall not be a waiver of any Defaults or Events of Default which may now or hereafter exist and the Lenders reserve any and all rights and remedies under the Fundamental Documents, at law or in equity, in connection with such Defaults or Events of Default.

          Section 8.     Future Negotiations. This Amendment shall not (i) be construed as a commitment to further restructure the Fundamental Documents or the Obligations, (ii) be construed as an agreement to further amend the Credit Agreement or any other Fundamental Document, and (iii) affect any other right which the Administrative Agent or the Lenders may have under the Credit Agreement or the Fundamental Documents.

          Section 9.     Release. By execution of this Amendment, each of the Credit Parties, singly and for each of their respective successors and assigns, jointly and severally hereby acknowledges and confirms (i) that prior to the Effective Date, the Borrower was in default of the covenant contained in Section 6.19 of the Credit Agreement, (ii) that as of the date hereof the Borrower is indebted to the Administrative Agent and the Lenders for the outstanding principal amount of $11,500,000 plus accrued but unpaid interest, fees and expenses, and (iii) that the Credit Parties do not have, either singly or jointly, any offsets, defenses, rights of recoupment or claims of any kind or nature against the Administrative Agent or the Lenders or any of their officers, agents, directors or employees, whether asserted or unasserted arising from or in any way related to the Fundamental Documents, this Amendment, the Obligations and the transactions contemplated thereby or hereby. To the extent that any Credit Party may have such offsets, defenses, rights of recoupment or claims, each Credit Party and each of its respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents, as applicable, jointly and severally, releases and forever discharges the Administrative Agent and the Lenders, their subsidiaries, affiliates, officers, directors, shateholders, employees, agents, attorneys, successors and assigns, both present and former (collectively the “Lenders’ Affiliates”), of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which any Credit Party ever had, now have or which any Credit Party’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees or agents, as applicable, both present and former, ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated against the Lenders or the Lenders’ Affiliates. It is understood and agreed that the release set forth above will not be impaired or otherwise affected by the occurrence of an Event of Default and the Administrative Agent’s exercise of any rights and remedies available to the Administrative Agent or any Lender. The provisions of this Section shall be effective and binding upon the Credit Parties and enforceable by the Administrative Agent and the Lenders as of the Effective Date.

          Section 10.     Further Assurances. At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

           Section 11.     Fundamental Documents. This Amendment is designated a Fundamental Document by the Administrative Agent.

          Section 12.      Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

          Section 13.      APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          Section 14.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

          Section 15.     Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

          Section 16.     Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

[Signature page follows.]

           IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above:

BORROWER:

FIRST LOOK MEDIA, INC. (formerly known as
OVERSEAS FILMGROUP, INC.)

By:
       Name:
       Title:

GUARANTORS:

INTRASTATE FILM DISTRIBUTORS, INC.

By:
       Name:
       Title:

FIRST LOOK MUSIC, INC. (formerly known as
JACARANDA MUSIC, INC.)

By:
       Name:
       Title:

WALRUS PICTURES, INC.

By:
       Name:
       Title:

ALIEN TOWERS, INC.

By:
       Name:
       Title:

CODE 99 PRODUCTIONS, INC.

By:
       Name:
       Title:

MAP PRODUCTIONS, INC.

By:
       Name:
       Title:

LENDERS:

JPMORGAN CHASE BANK
(formerly known as The Chase Manhattan Bank),
Individually and as Administrative Administrative
Agent and Issuing Bank

By:
       Name:
       Title:

BNP PARIBAS

By:
       Name:
       Title:

By:
       Name:
       Title:

CODE 99 PRODUCTIONS, INC.

By:
       Name:
       Title:

MAP PRODUCTIONS, INC.

By:
       Name:
       Title:

LENDERS:

JPMORGAN CHASE BANK
(formerly known as The Chase Manhattan Bank),
Individually and as Administrative Administrative
Agent and Issuing Bank

By:
       Name:
       Title:

BNP PARIBAS

By:
       Name:
       Title:

By:
       Name:
       Title:

BANKGESELLSCHAFT BERLIN AG

By:
       Name:
       Title:

By:
       Name:
       Title:

CITY NATIONAL BANK

By:
       Name:
       Title:

COUTTS & CO.

By:
       Name:
       Title:

COMERICA BANK-CALIFORNIA

By:
       Name:
       Title:

VEREINS-UND WESTBANK AG

By:
       Name:
       Title:

By:
       Name:
Title:

Acknowledgment of shareholders on
whose behalf the Controlling Shareholders
Letter of Credit is being issued.

          The undersigned shareholders of First Look Media, Inc. agree to be bound by the acknowledgments and release contained in Section 9 above to the same extent as would be applicable if they were Credit Parties and had executed the foregoing agreement. Further, in connection with the Controlling Shareholder’s Subordinated Participation, the undersigned shareholders acknowledge and agree to be bound by the terms and conditions of Section 13.3 and Article 14 of the Credit Agreement.

________________________________
[Name]
Date:

________________________________
[Name]
Date:

VEREINS-UND WESTBANK AG By: Name: Title: By: Name: Title:

Acknowledgment of the shareholder on
whose behalf the Controlling Shareholder’s
Letter of Credit is being issued:

          The undersigned shareholder of First Look Media, Inc. agrees to be bound by the acknowledgments and release contained in Section 9 above to the same extent as would be applicable if he were a Credit Party and had executed the foregoing agreement. Further, in connection with the Controlling Shareholder’s Subordinated Participation, the undersigned shareholder acknowledges and agrees to be bound by the terms and conditions of Section 13.3 and Article 14 of the Credit Agreement.

___________________________
George K. Cooney
Date:

Exhibit A

JPMorgan Chase Bank

Irrevocable Standby Letter of Credit No. __________

                                                                                                                                                                                          _________, 2004

JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017
Attention: ______________

Ladies and Gentlemen:

                     For the account of _______________ (the “Account Party”), we, JPMorgan Chase Bank (the “Issuing Bank”) establish this Irrevocable Letter of Credit (the “Letter of Credit”) in favor of JPMorgan Chase Bank, as Administrative Agent (the “Beneficiary”). This Letter of Credit is in the maximum aggregate amount of Three Million Five Hundred Dollars (US$3,500,000), is effective immediately, shall automatically expire at 4:00 p.m. local time in New York City on August 31, 2005 (the “Termination Date”) and is being issued to guaranty payment of obligations of First Look Media, Inc. (formerly known as Overseas Filmgroup, Inc.).

                     Subject to the provisions of this Letter of Credit, demand for payment under this Letter of Credit may be made by you on or prior to the Termination Date by presentation of your duly completed and signed draft(s) in the form of Annex A drawn on the Issuing Bank to us at ________________________________________, Attention: _______________________ (or such other address as the Issuing Bank may designate by a written notice delivered to you) accompanied by your duly completed and signed certificate in the form of Annex B.

                     Multiple drawings are permitted under this Letter of Credit; provided, however, that the maximum aggregate amount of all drawings under this Letter of Credit shall not exceed US$3,500,000.

                     Payment against strictly conforming documents properly presented under this Letter of Credit prior to 3:00 p.m. (New York City time) on any banking day prior to termination hereof shall be made by the Issuing Bank in United States Dollars not later than 3:00 p.m. (New York City time) on the third succeeding banking day after presentation. Payment shall be made in same day funds, for value on the day of payment, to the account specified in such certificate. If a demand for payment made by you hereunder or the documents presented in connection therewith do not, in any instance, conform to the terms and conditions of this Letter of Credit, the Issuing Bank shall give you notice that the purported presentment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that the Issuing Bank is holding any documents at your disposal or is returning the same to you, as you may elect. Upon being notified that the purported presentment was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment or document.

                     All documents presented to the Issuing Bank in connection with a drawing and all other communications and notices to the Issuing Bank with respect to this Letter of Credit shall be in writing, dated no later than the date of presentation and delivered to the Issuing Bank at the address set forth in the second paragraph of this Letter of Credit and shall specifically refer to the Issuing Bank by name and to this Letter of Credit by the Irrevocable Standby Letter of Credit number set forth on the first page of this Letter of Credit.

                     No person other than you as Beneficiary may make any demand for payment under this Letter of Credit. This Letter of Credit is non-transferable.

                     This Letter of Credit sets forth in full the Issuing Bank’s undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by any document, instrument or agreement referred to in this Letter of Credit or in any certificate presented by you under this Letter of Credit.

ANNEX A

FORM OF DRAFT

                                                                                                                                                                                          Date: _________

                      Pay to the order of JPMorgan Chase Bank, as Administrative Agent, the amount of US$_____________ drawn on JPMorgan Chase Bank, as issuer of its Irrevocable Letter of Credit No. ___________, dated April ___, 2004.

                     [The executed original of this draft will be mailed or delivered to you immediately.]1

JPMorgan Chase Bank, as Administrative Agent By: Name: Title:

_________________________
1 Insert if the certificate is being sent by telecopy.

ANNEX B
DRAWING CERTIFICATE

                     The undersigned, a duly authorized officer of JPMorgan Chase Bank, as Administrative Agent (the “Beneficiary”), of that certain Irrevocable Letter of Credit No. _________, dated April ____, 2004 (the “Letter of Credit”) certifies as follows to JPMorgan Chase Bank as issuer of the Letter of Credit:

                     1.      All terms defined in the Letter of Credit are used in this certificate with the same respective meanings.

                     2.      Either (a) the amount of the drawing hereunder (i) is due and payable under that certain Credit, Security, Guaranty and Pledge Agreement dated as of June 20, 2000 among First Look Media, Inc. (formerly known as Overseas Filmgroup, Inc.), the Guarantors named therein, the Lender referred to therein and the Beneficiary, as Administrative Agent and Issuing Bank (as the same has been amended, supplemented or otherwise modified (the “Credit Agreement”)) and or a related agreement or the related notes and (ii) payment has not been made or (b) an event listed in either paragraph (g) or (h) of Article 7 of the Credit Agreement has occurred.

                     3.      The Beneficiary requests that payment be made to Account No. ________ at JPMorgan Chase Bank.

Dated: ___________, ___

JPMorgan Chase Bank, as Administrative Agent By: Name: Title: